[LOGO]  Kronick                                    Officers/Shareholders
        Kalada                                     Donald M. Kronick, CPA
        Berdy & Co.                                Joseph J. Kalada, CPA
        A Professional Corporation                 Paul Berdy, CPA
                                                   William R. Lazor, CPA/PFS
Certified Public Accountants                       Deborah A. Eastwood, CPA
                                                   Kevin R. Foley, CPA
                                                   William Fromel, CPA
                                                   Mario Ercolani, CPA



                  CONSENT OF REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



As independent registered public accounting firm, we hereby consent to the incorporation by reference in Registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiaries on Form S-8 of our report dated December 8, 2005 incorporated by reference in the 10-KSB for the year ended September 30, 2005.



Kronick Kalada Berdy & Co.                      /s/Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
December 23, 2005



   REPLY TO: 190 Lathrop Street o Kingston, PA 18704 o (570) 283-1670 Telefax
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                101 West Broad Street                   24 N. Seventh Street
                Hazleton, PA 18201                      Stroudsburg, PA 18360
                  (570) 459-1373                            (570) 420-9500